UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2010

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01.	Other Events.

As previously reported, on March 12, 2010 the Audit Committee of the Board of Directors of BGC Partners, Inc. (the “Company”) authorized the Company or one of its subsidiaries to sell $150,000,000 aggregate principal amount of 8.75% Convertible Senior Notes due 2015 to Cantor Fitzgerald, L.P. (“Cantor”) or any of its affiliates. On March 16, 2010, the Company, BGC Holdings (as defined below) and Cantor executed an agreement with respect to this transaction. In connection with the foregoing, on April 1, 2010 BGC Holdings L.P. (“BGC Holdings”), a subsidiary of the Company, issued an aggregate of $150,000,000 principal amount of 8.75% Convertible Senior Notes due 2015 (the “BGC Holdings Notes”) in a private placement transaction to Cantor. On April 1, 2010, BGC Holdings lent the proceeds from the issuance of the BGC Holdings Notes to the Company in exchange for $150,000,000 principal amount of 8.75% Convertible Senior Notes due 2015 (the “BGCP Notes” and, together with the BGC Holdings Notes, the “Notes”) on substantially the same economic terms as the BGC Holdings Notes. In connection with the issuance of the BGCP Notes, the Company entered into an Indenture, dated April 1, 2010, with Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Company lent the proceeds from the issuance of the BGCP Notes to its operating subsidiary, BGC Partners, L.P. (“BGC U.S.”). BGC U.S. used the proceeds to repay at maturity $150,000,000 aggregate principal amount of senior notes due April 1, 2010.

The Notes are senior unsecured obligations and rank equally and ratably with all existing and future senior unsecured obligations of BGC Holdings and the Company, respectively. The Notes bear an annual interest rate of 8.75%, which will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2010. The Notes will mature on April 15, 2015, unless earlier repurchased, exchanged or converted.

Holders may exchange or convert the Notes at their option at any time until the close of business on the second scheduled trading day of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), immediately preceding the maturity date. The Notes are exchangeable and convertible as follows:

•

The BGC Holdings Notes held by Cantor are (i) exchangeable for a like principal amount of BGCP Notes held by BGC Holdings, or (ii) convertible into an aggregate of 21,398,003 BGC Holdings exchangeable limited partnership units at an initial conversion rate of 142.6534 units per $1,000 of principal amount of BGC Holdings Notes, equivalent to an initial conversion price of $7.01 per unit. The BGC Holdings exchangeable limited partnership units are themselves exchangeable on a one-for-one basis for shares of Class A Common Stock.

•

The BGCP Notes are convertible into an aggregate of 21,398,003 shares of Class A Common Stock at an initial conversion rate of 142.6534 shares of Class A Common Stock per $1,000 principal amount of BGCP Notes, equivalent to an initial conversion price of $7.01 per share.

The conversion rate of the BGC Holdings Notes into BGC Holdings exchangeable limited partnership units and the conversion rate of the BGCP Notes into shares of Class A Common Stock are subject to customary adjustments upon certain corporate events, including stock dividends and stock splits on the Class A Common Stock and the Company’s payment of a quarterly cash dividend in excess of $0.10 per share of Class A Common Stock. The conversion rate will not be adjusted for accrued and unpaid interest to the conversion date.

The Company and BGC Holdings may not redeem their respective Notes prior to their stated maturity dates. Under the Indenture, if the Company undergoes a fundamental change, holders of the BGCP Notes may elect to have all or a portion of their BGCP Notes repurchased for cash at a price equal to 100% of the principal amount of the BGCP Notes purchased, plus any accrued and unpaid interest, but excluding the fundamental change purchase date. A “fundamental change” will be deemed to have occurred when any of the following occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, its subsidiaries, the Company’s or its subsidiaries’ employee benefit plans or “permitted holders” (as defined below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

•

consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one or more of its subsidiaries (any such exchange, offer, consolidation, merger, sale, lease or other transfer transaction or series of transactions being referred to herein as an “event”); provided, however, that any such event where the holders of more than 50% of the shares of the Company’s common stock immediately prior to such event own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event will not be a fundamental change;

•	the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

•	the Class A Common Stock ceases to be listed on at least one U.S. national securities exchange.

A “permitted holder” means Howard W. Lutnick, any person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any person who will, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s common equity by operation of a trust, by will or the laws of descent and distribution or by operation of law.

If the Company undergoes a fundamental change, holders of the BGC Holdings Notes have the right to require BGC Holdings to repurchase all or a portion of their BGC Holdings Notes for cash at the same time and on the same terms as the holders of the BGCP Notes.

The Notes and the Indenture do not contain any financial covenants. The Notes and the Indenture contain customary events of default. The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

•	default in the payment in respect of the principal of any Note at its maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•	default in the payment of any interest upon any Note when it becomes due and payable, with such default continuing for 60 days;

•	failure to comply with the obligation to convert such Notes upon exercise of a holder’s conversion right, with such failure continuing for 10 business days;

•	in the case of the BGCP Notes only, failure by the Company to issue a fundamental change notice when due, with failure continuing for 10 business days;

•

in the case of the BGC Holdings Notes only, failure by BGC Holdings to comply with its obligation to prepay or repurchase all or any portion of the BGC Holdings Notes, upon exercise of the holders’ right to require such prepayment or repurchase or otherwise, with such failure continuing for 10 business days;

•

default in the performance, or breach, of any covenant or agreement by BGC Holdings or the Company of their respective Notes, with continuance of such default or breach for 90 consecutive days after written notice thereof has been given;

•

an event of default as defined in any bonds, debentures or other instruments under which there may be issued evidences of indebtedness by the Company or any of its significant subsidiaries or BGC Holdings, as the case may be, of at least $100 million, whether such indebtedness now exists or will hereafter be created, which event of default (or comparable default) will have resulted in the acceleration of the maturity of at least $100 million of such indebtedness prior to its express maturity or will constitute a failure to pay at least $100 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, with such event of default (or comparable default) not having been rescinded or annulled or such indebtedness not having been discharged and such event of default (or comparable default) continuing for 30 consecutive days after written notice has been given;

•

entry against the Company or any of its significant subsidiaries or BGC Holdings, as the case may be, of a final judgment for the payment of money in an aggregate amount in excess of $100 million (excluding any amounts covered by insurance), by a court or courts of competent jurisdiction, which judgment remains undischarged, unwaived, unstayed, unbonded or unsatisfied for 90 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished; or

•	certain events in bankruptcy, insolvency or reorganization relating to the Company or any of the Company’s significant subsidiaries or BGC Holdings.

Unless holders of at least a majority of the aggregate principal amount of the BGC Holdings Notes elect otherwise, at any time the BGCP Notes are prepaid or repurchased by the Company (including upon an event of default under the Indenture) BGC Holdings must prepay or repurchase the BGC Holdings Notes in the same principal amount and on the same terms as the BGCP Notes.

The Company issued the rights to acquire shares of Class A Common Stock upon the exchange of the BGC Holdings exchangeable limited partnership units or upon the conversion of the BGCP Notes, as described above, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof for transactions not involving a public offering.

In connection with the issuance of the BGCP Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Cantor, dated April 1, 2010, pursuant to which holders of the BGCP Notes and the shares of Class A Common Stock issuable upon conversion of the BGCP Notes (the “Registrable Securities”) have registration rights. Pursuant to the Registration Rights Agreement, the Company has agreed to file as promptly as practicable after April 1, 2010 a registration statement pursuant to Rule 415 under the Securities Act, which will provide for resales of all Registrable Securities. In addition, holders of the Registrable Securities have the right to demand registration for resales of the Registrable Securities in an underwritten public offering if such offering (i) represents at least 5% of either the BGCP Notes or the shares of Class A Common Stock outstanding on the date of the demand, or (ii) has an aggregate market value on the date of the demand of greater than $7.5 million. Holders of the Registrable Securities are entitled to an aggregate of four demand registrations, which are subject to certain exceptions.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods and limitations on the number of other securities of the Company to be included in any underwritten offering. In addition, the Registration Rights Agreement contains other limitations on the timing and ability of holders of the Registrable Securities to exercise demand registration rights.

The foregoing descriptions of the BGC Holdings Notes, the Indenture, the BGCP Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the BGC Holdings Notes, the Indenture, the BGCP Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this report and incorporated herein by reference.

Exhibit No.	Description

4.1	BGC Holdings, L.P. 8.75% Senior Convertible Notes due 2015

4.2	Indenture, dated April 1, 2010, by and between BGC Partners, Inc. and Wells Fargo Bank National Association, as Trustee

4.3	BGC Partners, Inc. 8.75% Senior Convertible Notes due 2015

10.1	Registration Rights Agreement, dated as of April 1, 2010, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: April 7, 2010	By:	/s/ HOWARD W. LUTNICK
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	BGC Holdings, L.P. 8.75% Senior Convertible Notes due 2015

4.2	Indenture, dated April 1, 2010, by and between BGC Partners, Inc. and Wells Fargo Bank National Association, as Trustee

4.3	BGC Partners, Inc. 8.75% Senior Convertible Notes due 2015

10.1	Registration Rights Agreement, dated as of April 1, 2010, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.